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                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)


                                                                                   Six Months Ended
                                                                                        June 30
                                                                              1994                  1993
                                                                            ------------------------------

FIXED CHARGES
  Interest expense                                                          $27,948                $22,182
  Portion of rentals deemed interest                                            113                    106
                                                                            -------                -------

                                              TOTAL FIXED CHARGES           $28,061                $22,288
                                                                            =======                =======

EARNINGS
  Income before taxes                                                       $19,990                $14,498

  Fixed charges                                                              28,061                 22,288
                                                                            -------                -------

                                              EARNINGS AS DEFINED           $48,051                $36,786
                                                                            =======                =======


RATIO OF EARNINGS TO FIXED CHARGES                                             1.71X                  1.65X




The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR Inc. See Exhibit 12.2.





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